                                   EXHIBIT 2.3

                    MERGER AGREEMENT BETWEEN TORSTEN HEYCKE,

                RAFAEL FURST, PERRY FRIEDMAN, PICKEM SPORTS, INC.

                        AND INTERNET SPORTS NETWORK, INC.

                                 MERGER AGREEMENT

MADE EFFECTIVE AS OF THE 1st DAY OF March, 1999 (the "Effective Date").

BETWEEN:          TORSTEN HEYCKE, of 323 High Street, Ashland, Oregon, 97520 ("Mr. Heycke");

                  RAFAEL FURST, of 480 Matadero Ave., Palo Alto, California 94306 ("Mr. Furst"); and

                  PERRY FRIEDMAN, of 1604 Chelsea Way, Redwood City, California, 94062
                  ("Mr. Friedman");

                  (individually a "Vendor" and collectively the "Vendors")

AND:              PICKEM SPORTS, INC. (Corporate Charter No. 19971836 D), a corporation incorporated under the laws of Maine, U.S.A., having a registered office at
                  P.O. Box 7230, Lewiston, Maine, 04243 7230, and an office at 3260 Hillview Avenue, First
                  Floor, Palo Alto, California, 94304;

                  ("Targetco")

AND:              INTERNET SPORTS NETWORK, INC., a company incorporated under the laws of Florida having a place of business at #700 - 509 Richards Street, Vancouver, British Columbia, V6B 2Z6;

                  (the "Merger Parent")


WHEREAS:

The authorized share capital of Targetco consists of 2,000 common shares without par value of which 300 common shares (the "Targetco Shares") are issued and outstanding;

The Vendors are the registered and beneficial owners of the Targetco Shares as follows:

                  Mr. Heycke                         as to             100 Targetco Shares
                  Mr. Furst                          as to             100 Targetco Shares
                  Mr. Friedman                       as to             100 Targetco Shares
                                                                       -------------------
                                     Total Targetco Shares:            300;
                                                                       ===================

The Vendors and the Merger Parent have agreed to merge Targetco with a wholly-owned subsidiary of the Merger Parent to be incorporated under the laws of California (the "Subsidiary"), in the course of which merger the Vendors shall exchange the Targetco Shares for shares of the Merger Parent and cash consideration as described herein, on the terms and conditions set forth in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1.   MERGER AND EXCHANGE OF SHARES

1.1 Subject to the terms and conditions of this Agreement, the Vendors and the Merger Parent each agree to merge Targetco with the Subsidiary in accordance with Articles of Merger to be filed in Maine and California, and the Vendors agree to transfer their Targetco Shares to the Merger Parent in connection with the merger, and in connection therewith the Merger Parent agrees to deliver to the Vendors on the Closing Date consideration (the "Consideration") comprised of THREE MILLION U.S. DOLLARS (U.S.$3,000,000) (the "Cash Portion") and ONE MILLION, EIGHT HUNDRED SIXTY-SEVEN THOUSAND NINE HUNDRED AND NINETY-FIVE (1,867,995) common shares of the Merger Parent (the "Merger Parent's Shares").

1.2  Upon the merger of Targetco with the Subsidiary:

         (a) the surviving corporation shall be a California corporation with Articles of merger and Bylaws in the form attached to this Agreement as Schedule "M"; and

         (b) the initial directors and officers of the surviving corporation shall be as described in Schedule "N".

1.3 The Cash Portion of the Consideration shall be delivered by the Merger Parent to the Vendors by wire transfer or bank cashier's cheque, and the Merger Parent's Shares shall be issued to the Vendors at a price of U.S.$1.75 per Merger Parent's Share, as follows:

         Mr. Heycke        as to            U.S.$1,000,000   and   622,665 Merger Parent's Shares
         Mr. Furst         as to            U.S.$1,000,000   and   622,665 Merger Parent's Shares
         Mr. Friedman      as to            U.S.$1,000,000   and   622,665 Merger Parent's Shares
                                            ------------------------------------------------------
                 Totals:                    U.S.$3,000,000   and 1,867,995 Merger Parent's Shares.

1.4 The Merger Parent may apply to have its shares listed for public trading on a recognized stock exchange in Canada or the United States (the "Listing"). To facilitate the potential Listing of the Merger Parent, each of the Vendors acknowledges to and agrees with the Merger Parent that the Merger Parent's Shares will be subject to the following transfer restrictions, and the certificates issued for the Merger Parent's Shares will bear a corresponding legend:

         (a) if the Listing does not occur within two years after the Closing Date, then all the Merger Parent's Shares shall be released from any transfer restrictions under this Agreement, and may thereafter be transferred in accordance with the articles of the Merger Parent and applicable law; and

         (b) if the Listing does occur within two years after the Closing Date, then the following portions of the Merger Parent's Shares shall be released from any transfer restrictions under this Agreement, and may thereafter be transferred in accordance with the articles of the Merger Parent and applicable law:

                  (i)      25% shall be released one year after the Listing;

                  (ii) a further 25%, for a total of 50%, shall be released fifteen months after the Listing;

                  (iii) a further 25%, for a total of 75%, shall be released eighteen months after the Listing; and

                  (iv) a further 25%, for a total of 100%, shall be released twenty-one months after the Listing.

1.5 The transactions contemplated under this Agreement shall be completed at the offices of the Merger Parent's solicitors, Messrs. Campney & Murphy, P.O. Box 48800, 2100-1111 West Georgia Street, Vancouver, British Columbia, or at such other place as may be agreed upon by the parties in writing, at 11:00 o'clock a.m. local time in Vancouver, British Columbia (the "Time of Closing") on 12 March 1999 or on such other date as may be determined in accordance with this Agreement or by further agreement in writing between the parties (the "Closing Date").

1.6 Contemporaneously with the execution and delivery of this Agreement, the Merger Parent shall pay to the attorney for the Vendors, in trust, a non-refundable deposit in the sum of U.S.$300,000 (the "Deposit"), such deposit to be held in trust pending the Closing Date. The Vendors shall be liable to return the Deposit only if they fail to complete the transactions contemplated in this Agreement and the Merger Parent is not in default.

2.   CONDITIONS PRECEDENT

2.1 The Merger Parent's obligation to carry out the terms of this Agreement and to complete its transactions contemplated under this Agreement is subject to the fulfilment of each of the following conditions that:

         (a) by the Subject Removal Date (defined below), the Merger Parent shall have been able to complete the Merger Parent's Investigation (defined below) with results to its reasonable satisfaction;

         (b) by the Subject Removal Date, the Merger Parent shall have, or indirectly through Targetco shall have, entered into written employment and non-competition agreements with each of the Vendors (the "Employment Agreements"), substantially in the form which appears as Schedule "A" to this Agreement;

         (c) by the Subject Removal Date, the directors of the Merger Parent shall have approved of this Agreement and all of the transactions contemplated under this Agreement, in their absolute discretion;

         (d) at the Time of Closing, the solicitors for the Vendors shall provide an opinion dated as of the Closing Date, the form of which appears as Schedule "B" to this Agreement;

         (e) as of the Time of Closing, the Vendors and Targetco shall have complied with all of their respective covenants and agreements contained in this Agreement; and

         (f) as of the Time of Closing, the representations and warranties of the Vendors or any one of them contained in this Agreement or contained in any certificates or documents delivered by them or any one of them pursuant to this Agreement shall be completely true as if such representations and warranties had been made by the Vendors as of the Time of Closing;

The conditions set forth above are for the exclusive benefit of the Merger Parent and each may be waived by the Merger Parent in whole or in part at or before the time indicated for removal, without prejudice to any remedies that may otherwise be available to the Merger Parent.

2.2 The Vendor's respective obligations to carry out the terms of this Agreement and to complete their respective transactions contemplated under this Agreement are subject to the fulfilment to their satisfaction of each of the following conditions that:

         (a) at the Time of Closing, the solicitors for the Merger Parent shall provide an opinion dated as of the Closing Date, the form of which appears as Schedule "C" to this Agreement;

         (b) as of the Time of Closing, the Merger Parent shall have complied with all of its covenants and agreements contained in this Agreement; and

         (c) at the Time of Closing, the representations and warranties of the Merger Parent contained in this Agreement or contained in any certificates or documents delivered by it pursuant to this Agreement shall be completely true as if such representations and warranties had been made by the Merger Parent as of the Time of Closing.

The conditions set forth above are for the exclusive benefit of each of the Vendors and may be waived by each of them in whole or in part at or before the Time of Closing, without prejudice to any remedies that may otherwise be available to the Vendors.

2.3  The Subject Removal Date shall be March 1, 1999.

3.   COVENANTS, AGREEMENTS AND ACKNOWLEDGMENTS

3.1 The Vendors and Targetco jointly and severally covenant and agree with the Merger Parent that the Vendors and Targetco shall:

         (a) from and including the Effective Date through to and including the Time of Closing, permit the Merger Parent, through its directors, officers, employees and authorized agents and representatives

                  (collectively the "Merger Parent's Representatives") at its own cost, full access to Targetco's books, records and property including, without limitation, all of the Assets, contracts and minute books of Targetco, so as to permit the Merger Parent to make such investigation (the "Merger Parent's Investigation") of Targetco as the Merger Parent deems necessary, provided that the Merger Parent's Investigation shall be undertaken in a reasonable manner and fashion so as not to interfere with the daily business operations of Targetco;

         (b) from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Vendors or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement remain true and correct;

         (c) from and including the Effective Date through to and including the Time of Closing, preserve and protect the goodwill, Assets, business and undertaking of Targetco and, without limiting the generality of the foregoing, carry on the business of Targetco in a reasonable and prudent manner; and

         (d) from and including the Effective Date through to and including the Time of Closing, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, and, if so requested by the Merger Parent, the Vendors and Targetco shall arrange for any director, officer, employee, authorized agent or representative of Targetco to enter into and the Vendors themselves shall enter into a non-disclosure agreement with the Merger Parent in a form acceptable to the Merger Parent acting reasonably, which form shall permit confidential disclosure to the Vendors' consultants, accountants and attorneys to the extent necessary for them to verify the representations and warranties contained in this Agreement.

3.2 The Vendors and Targetco jointly and severally covenant and agree with the Merger Parent that, from and including the Effective Date through to and including the Time of Closing, the Vendors and Targetco shall not do any such act or thing that would render any representation or warranty of the Vendors or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement untrue or incorrect.

3.3 The Vendors and Targetco jointly and severally covenant and agree with the Merger Parent that, from and including the date the directors of the Merger Parent approve of this Agreement and all of the transactions contemplated under this Agreement and the Purchaser has completed its investigation to its satisfaction, the Vendors and Targetco shall not negotiate with any other person in respect of a merger of any of the Targetco Shares or any part of the Assets, other than a sale of part of the Assets in the ordinary course of Targetco's business.

3.4 The Vendors jointly and severally acknowledge to and agree with the Merger Parent that the Merger Parent's Investigation shall in no way limit or otherwise adversely affect the rights of the Merger Parent as provided for hereunder in respect of the representations and warranties of the Vendors contained in this Agreement or in any certificates or documents delivered by them pursuant to this Agreement.

3.5 The Merger Parent covenants and agrees with the Vendors and with Targetco that the Merger Parent shall:

         (a) from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Merger Parent contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct; and

         (b) from and including the Effective Date through to and including the Time of Closing and subject to any obligations imposed by law or as a result of any application for listing on a stock exchange, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, and, if so requested by the Vendors or by Targetco, the Merger Parent shall arrange for any of the Merger Parent's Representatives to enter into, and the Merger Parent itself shall enter into, a non-disclosure agreement with the Vendors and Targetco in a form acceptable to the Vendors and Targetco acting reasonably, which form shall permit confidential disclosure to the Merger Parent's consultants, accountants and attorneys to the extent necessary for them to verify the representations and warranties contained in this Agreement.

3.6 The Merger Parent covenants and agrees with the Vendors and with Targetco that, from and including the Effective Date through to and including the Time of Closing, the Merger Parent shall not do any such act or thing that would render any representation or warranty of the Merger Parent contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect.

4.   REPRESENTATIONS AND WARRANTIES

4.1 In order to induce the Merger Parent to enter into this Agreement and complete its transactions contemplated hereunder, the Vendors jointly and severally represent and warrant to the Merger Parent that:

         (a) Targetco was and remains duly incorporated under the laws of the State of Maine.

         (b)      Targetco:

                  (i) is a "private issuer" as that term is defined in any applicable securities legislation (the "Securities Act");

                  (ii) does not maintain an office or mailing address, or have any employees, agents or equipment (including any computer server equipment) in any jurisdiction other than its jurisdiction of incorporation, California and Oregon; and

                  (iii) is in good standing with respect to the filing of annual reports in the jurisdiction of its incorporation and in each jurisdiction in which it carries on business;

         (c) the authorized and issued share capital of Targetco is as set forth in paragraphs A and B of the recitals to this Agreement;

         (d) the Targetco Shares are validly issued and outstanding fully paid and non-assessable common shares of Targetco registered in the names of, and beneficially owned by, the Vendors as set forth in paragraph B of the recitals to this Agreement free and clear of all voting restrictions, trade restrictions, liens, charges or encumbrances of any kind whatsoever;

         (e) except for the Targetco Shares, there are no shares, options, convertible debentures, documents, instruments or other writings of any kind whatsoever which may constitute a "security" of Targetco as that term is defined in the Securities Act or any other applicable legislation and, except as is provided for by operation of this Agreement, there are no options, agreements or rights of any kind whatsoever to acquire all or any part of the Targetco Shares or any interest in them or in any other share capital of Targetco;

         (f) the constating documents of Targetco have not been altered since its incorporation on 27 February 1997;

         (g) all of the material transactions of Targetco have been promptly and properly recorded or filed in or with the books or records of Targetco, and the minute books of Targetco contain all records of the meetings and proceedings of shareholders and directors of Targetco since its date of incorporation;

         (h) to the best of their knowledge, information and belief, Targetco holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

         (i) Targetco is the registered and beneficial owner of all of the properties and assets (collectively the "Assets") listed on Schedule "D" to this Agreement, and such Assets represent all of the property and assets used by Targetco and which are necessary or useful in the conduct of its business;

         (j) Targetco has the corporate power to own the Assets owned by it and carry on the business carried on by it and Targetco is duly qualified to carry on business in all jurisdictions in which it carries on business;

         (k) Targetco has good and marketable title to the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except those specified as "Permitted Encumbrances" on Schedule "D" to this Agreement;

         (l) to the best of their knowledge, information and belief, no third party privacy or intellectual property rights, including without limitation, copyright, trade secret or patent rights, were violated in the creation, compilation or acquisition of the Assets by Targetco or by any party through whom Targetco acquired title;

         (m) all machinery and equipment of any kind whatsoever comprised in the Assets are in reasonable operating condition and in a state of reasonable maintenance and repair taking into account their age and use;

         (n) all of the bank accounts and safety deposit boxes of Targetco are listed on Schedule "D" to this Agreement;

         (o) Targetco does not maintain insurance against loss of, or damage to, the Assets or public liability;

         (p) the unaudited financial statements of Targetco for its financial years ended 31 December 1997 and 1998 (collectively the "Targetco Financial Statements"), copies of which appear as Schedule "E" to this Agreement, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of Targetco for the periods then ended, and the 1998 Targetco Financial Statement has been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

         (q) the books and records of Targetco disclose all material financial transactions of Targetco arising subsequent to the preparation of the Targetco Financial Statements and such transactions have been fairly and accurately recorded;

         (r)      since 31 December 1998:

                  (i) no dividends or other distributions of any kind whatsoever on any shares in the capital of Targetco have been made, declared or authorized, except as disclosed in the Targetco Financial Statements;

                  (ii) Targetco has not become indebted to the Vendors or any one of them, except for current employment compensation as described in Schedule "F";

                  (iii) none of the Vendors or any other officer, director or employee of Targetco has become indebted or under obligation to Targetco on any account whatsoever; and

                  (iv) Targetco has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;

         (s) there are no material liabilities of Targetco, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Targetco Financial Statements except those incurred in the ordinary course of business since the date the Targetco Financial Statements were prepared, all of which are recorded in the books and records of Targetco;

         (t) the accounts receivable of Targetco shown on the Targetco Financial Statements or recorded in the books and records of Targetco are bona fide, good and collectible without set-off or counterclaim;

         (u)      since 31 December 1998:

         (i) there has not been any material adverse change of any kind whatsoever in the financial position or condition of Targetco or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets or the right or capacity of Targetco to carry on its business;

         (ii) Targetco has not waived or surrendered any right of any kind whatsoever of material value;

         (iii) Targetco has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business or as expressly permitted under this Agreement, ;

         (iv) the business of Targetco has been carried on in the ordinary course;

         (v) except as set forth in Schedule "G", no new machinery or equipment of any kind whatsoever has been ordered by, or installed or assembled on the premises of, Targetco; and

         (vi) except as set forth in Schedule "G", no capital expenditures exceeding in the aggregate $10,000 have been authorized or made by Targetco;

         (v) the directors, officers, employees, contractors and consultants of Targetco and all of their compensation arrangements with Targetco, whether as directors, officers or employees of, or as independent contractors or consultants to, Targetco, are as listed on Schedule "F" to this Agreement;

         (w) no payments of any kind whatsoever have been made or authorized by Targetco to or on behalf of the Vendors or any one of them or to or on behalf of any of the directors, officers, employees contractors or consultants of Targetco except in accordance with those compensation arrangements specified on Schedule "F" to this Agreement or except as contemplated by this Agreement;

         (x) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting Targetco other than those specified on Schedule "F" to this Agreement;

         (y) Targetco is not now, and has never been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever;

         (z) the contracts and agreements included on Schedules "A" and "F" to this Agreement and those additional contracts and agreements specified on Schedule "G" to this Agreement (collectively the "Material Contracts") constitute all of the material contracts and agreements of Targetco. In particular, Targetco does not maintain insurance of any kind;

         (aa) Targetco has not licensed, leased, transferred, disposed of or encumbered any of the Assets in any way, or permitted any third party access to any of the Assets, including in particular the source code to the computer software and the contestant and subscriber information included in the Assets, except in accordance with the terms of the Material Contracts;

         (bb) except as is noted on Schedule "G" to this Agreement, the Material Contracts are in good standing in all respects and not in default in any respect;

         (cc) except as is noted on Schedule "G" to this Agreement, Targetco can terminate all of their obligations under each of the Material Contracts without liability on not more than one month's notice;

         (dd) all tax returns and reports of Targetco required by law to be filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of Targetco have been paid or accrued in the Targetco Financial Statements;

         (ee) Targetco has been assessed for all applicable income and other tax remittances for all of its full or partial fiscal years to and including its fiscal year ended 31 December, 1997;

         (ff)     Targetco has not:

                  (i) acquired any property from a person, otherwise than at arm's length, for proceeds greater than the fair market value thereof; or

                  (ii) disposed of anything to a person, otherwise than at arm's length, for proceeds less than the fair market value thereof;

         (gg) Targetco has made all elections required to have been made under all applicable tax legislation in connection with any distributions made by it and all such elections were true and correct and made in the prescribed form and within the prescribed time period;

         (hh) adequate provision has been made for taxes payable by Targetco for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by Targetco;

         (ii) they are not aware of any contingent tax liabilities of Targetco of any kind whatsoever or any grounds which would prompt a reassessment of Targetco including aggressive treatment of income and expenses in earlier tax returns filed;

         (jj) there are no amounts outstanding and unpaid for which Targetco has previously claimed a deduction under any applicable tax legislation;

         (kk) Targetco has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever in those jurisdictions in which it carries on business;

         (ll) to the best of their knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting Targetco at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;

         (mm) to the best of their knowledge, Targetco is not in breach of any law, ordinance, statute, regulation, bylaw, order or decree of any kind whatsoever;

         (nn) the Vendors and Targetco have good and sufficient right and authority to enter into this Agreement and complete their respective transactions contemplated under this Agreement on the terms and conditions set forth herein;

         (oo) to the best of their knowledge, the execution and delivery of this Agreement, the performance of their respective obligations under this Agreement and the completion of their respective transactions contemplated under this Agreement will not:

                  (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of Targetco or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which Targetco, the Vendors or any one or more of them is a party or by which any one of them is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which any one of them is bound; and

                  (ii) result in the violation of any law or regulation of any kind whatsoever by any of the Vendors or by Targetco;

         (pp) neither Targetco nor the Vendors nor any of them has incurred any liability for brokers' or finder's fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and

         (qq) the representations and warranties of the Vendors contained in this Agreement disclose all material facts specifically relating to the transactions involving the Vendors and Targetco contemplated under this Agreement which materially and adversely affect, or in the future may materially and adversely affect, their respective abilities to perform their respective obligations under this Agreement.

4.2 The representations and warranties of the Vendors contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the Merger Parent for a period of five (5) years after the Time of Closing in respect of representations and warranties relating to tax matters, and for a period of two (2) years after the Time of Closing in respect of all other representations and warranties.

4.3 The Merger Parent shall complete the Merger Parent's Investigation no later than the Subject Removal Date.

4.4 In order to induce the Vendors to enter into this Agreement and complete their respective transactions contemplated hereunder, the Merger Parent represents and warrants to the Vendors that:

         (a) the Merger Parent was and remains duly incorporated under the laws of Florida and the Merger Parent is in good standing with respect to the filing of annual reports in that jurisdiction;

         (b) the Subsidiary will on the Closing Date be duly incorporated under the laws of California and will be in good standing with respect to the filing of annual reports in that jurisdiction;

         (c) as of the Effective Date, the authorized share capital of the Merger Parent consists of 50,000,000 common shares with a par value of $0.001 per share, of which 12,885,229 common shares were issued and outstanding (the "Effective Date Issued Capital");

         (d) as of the Closing Date, the authorized share capital of the Subsidiary will consist of 10,000,000 shares, of which 1,000,000 shares will be issued and outstanding in the name of the Merger Parent;

         (e) on the Closing Date, the Merger Parent's Shares shall be validly issued and outstanding fully paid and non-assessable common shares of the Merger Parent registered in the names of, and beneficially owned by, the Vendors as set forth in paragraph 1.2 of this Agreement, and all of the Effective Date Issued Capital shall be validly issued and outstanding fully paid and non-assessable common shares of the Merger Parent;

         (f) as of the Effective Date, except for the Effective Date Issued Capital and except as disclosed in Schedule "K" there were no shares, options, convertible debentures, documents, instruments or other writings of any kind whatsoever which may constitute a "security" of Merger Parent as that term is defined in the applicable securities legislation;

         (g) as of the Effective Date, the constating documents of the Merger Parent had not been altered since its merger on 22 February 1999. Copies of the Merger Parent's articles of incorporation and bylaws are attached to this Agreement as Schedule "L";

         (h) all tax returns and reports of the Merger Parent required by law to be filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of the Merger Parent have been paid or accrued in the Merger Parent Financial Statements;

         (i) all of the material transactions of the Merger Parent have been promptly and properly recorded or filed in or with the books or records of the Merger Parent, and the minute books of the Merger Parent contain all records of the meetings and proceedings of shareholders and directors of the Merger Parent since its date of incorporation;

         (j) to the best of their knowledge, information and belief, the Merger Parent holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

         (k) the Merger Parent has the corporate power to own the assets owned by it and carry on the business carried on by it and the Merger Parent is duly qualified to carry on business in all jurisdictions in which it carries on business;

         (l) to the best of its knowledge, information and belief, no third party privacy or intellectual property rights, including without limitation, copyright, trade secret or patent rights, were violated in the creation, compilation or acquisition of assets by the Merger Parent or by any party through whom the Merger Parent acquired title;

         (m) the unaudited financial statements of the Merger Parent for its fiscal year ended 30 April 1998 and the unaudited financial statements of the Merger Parent for the interim six month period ended 31 October 1998 (collectively the "Merger Parent Financial Statements"), copies of which appear as Schedule "L" to this Agreement, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Merger Parent for the periods then ended and the Merger Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

         (n) the books and records of the Merger Parent disclose all material financial transactions of the Merger Parent arising subsequent to the preparation of the Merger Parent Financial Statements and such transactions have been fairly and accurately recorded;

         (o) except as disclosed to the Vendors in the Schedules to this Agreement, there are no material liabilities of the Merger Parent, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Merger Parent Financial Statements except those incurred in the ordinary course of business since the date the Merger Parent Financial Statements were prepared, all of which are recorded in the books and records of the Merger Parent;

         (p) to the best of its knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Merger Parent at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever, except that a potential claim against the Merger Parent has been threatened by Digital Data Networks, Inc. ("DDN") in respect of a proposed merger of the Merger Parent and DDN which did not proceed, in respect of which a written settlement agreement has been executed without commencement of legal proceedings;

         (q) to the best of its knowledge, the Merger Parent is not in breach of any law, ordinance, statute, regulation, bylaw, order or decree of any kind whatsoever;

         (r) the Merger Parent has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

         (s) to the best of its knowledge, the execution and delivery of this Agreement, the performance of their respective obligations under this Agreement and the completion of their respective transactions contemplated under this Agreement will not:

                  (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Merger Parent or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Merger Parent is a party to or by which it is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which the Merger Parent is bound; and

                  (ii) result in the violation of any law or regulation of any kind whatsoever by the Merger Parent; and

         (t) the representations and warranties of the Merger Parent contained in this Agreement disclose all material facts specifically relating to the transactions involving the Merger Parent contemplated under this Agreement which materially and adversely affect, or in the future may materially and adversely affect, the Merger Parent's ability to perform its obligations under this Agreement.

4.5 The representations and warranties of the Merger Parent contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the Vendors for a period of Two (2) years after the Time of Closing.

5.   INDEMNITY

5.1 Notwithstanding the completion of the transactions contemplated under this Agreement or the Merger Parent's Investigation, the representations, warranties and acknowledgments of the Vendors or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect thereafter for the benefit of the Merger Parent for a period of five (5) years after the Time of Closing in respect of representations, warranties and acknowledgments relating to tax matters, and for a period of two (2) years after the Time of Closing in respect of all other representations, warranties and acknowledgments. If any of the representations, warranties or acknowledgments given by the Vendors or any one of them in this Agreement are found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of the Vendors or any one of them, the Vendors shall jointly and severally indemnify and save harmless the Merger Parent from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses of any kind whatsoever which may be brought or made against the Merger Parent by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the Merger Parent, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgment, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by the Merger Parent, directly or indirectly, arising out of any material assessment or reassessment levied upon Targetco for tax, interest and/or penalties for any period up to and including the Closing Date and all claims, demands, costs (including legal fees and disbursements as charged by a lawyer to his own client) and expenses of any kind whatsoever in respect of the foregoing.

5.2 Notwithstanding the completion of the transactions contemplated under this Agreement, the representations, warranties and acknowledgments of the Merger Parent contained in this Agreement or any certificates or documents delivered by the Merger Parent pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect thereafter for the benefit of the Vendors for a period of two (2) years after the Time of Closing. If any of the representations, warranties or acknowledgments given by the Merger Parent in this Agreement are found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of the Merger Parent, the Merger Parent shall indemnify and save harmless the Vendors from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses of any kind whatsoever which may be brought or made against the Vendors by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the Vendors, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgment, covenant or agreement.

5.3 Any party (an "Indemnified Party") requesting indemnity under this Section shall provide demand and notice of such request to the party from whom the Indemnified Party requests indemnity (the "Indemnifying Party") in writing, within 20 days of receipt of notice (constructive or actual) of the claim for which indemnity is requested. The Indemnifying Party shall then have 10 days within which to acknowledge and accept responsibility for such indemnity. If within 10 days of notice the Indemnifying Party accepts responsibility for indemnity under this provision, the Indemnified Party shall cooperate with the Indemnifying Party, who shall take primary responsibility for defense of such claim, including choice of counsel. The Indemnified Party may retain additional counsel of their own choosing, but at the Indemnified Party's expense. Any Indemnified Party for whose claim the Indemnifying Party has accepted responsibility under this provision shall not negotiate, compromise or settle any claim against the Indemnified Party without the Indemnifying Party's written consent.

6.   CLOSING DOCUMENTS

6.1 At the Time of Closing, the Vendors shall deliver to the solicitors for the Merger Parent:

         (a) a certified true copy of the resolutions of the directors of Targetco and the Subsidiary evidencing that the directors of the Targetco and the Subsidiary have approved this Agreement and all of the transactions of Targetco contemplated hereunder and the resolutions shall include specific reference to:

                  (i) the transfer of the Targetco Shares from the Vendors to the Merger Parent as provided for in this Agreement;

                  (ii) the cancellation of the share certificates (the "Old Share Certificates") representing the Targetco Shares held as set forth in paragraph B of the recitals to this Agreement; and

                  (iii) approval of the Articles of Merger whereby Targetco is merged with the Subsidiary;

         (b)      the Old Share Certificates;

         (c) duly executed Articles of Merger in form for filing in the States of Maine and California;

         (d) the Employment Agreements referred to in subparagraph 2.1(b) of this Agreement;

         (e) the solicitor's opinion referred to in subparagraph 2.1(d) of this Agreement;

         (f)      all the minute books and corporate seals of Targetco;

         (g) a certificate of confirmation signed by the Vendors in the form attached as Schedule "H" to this Agreement;

         (h) a release in the form of Schedule "I" to this Agreement (the "Release") from each of the Vendors of all claims against Targetco for any outstanding amounts owing by Targetco to any of the Vendors on account of any loans, bonuses, reimbursements, compensation, fees, royalties, dividends or other consideration whatsoever, except only as provided in the Employment Agreements; and

         (i) any other materials that are, in the opinion of the solicitors for the Merger Parent, reasonably required to complete the transactions contemplated under this Agreement.

6.2 At the Time of Closing, the Merger Parent shall deliver to the solicitors for the Vendors:

         (a) certified true copies of the resolutions of the directors of the Merger Parent and the Subsidiary, evidencing that the directors of the Merger Parent and the Subsidiary have approved this Agreement and all of the transactions of the Merger Parent and the Subsidiary contemplated hereunder;

         (b) the balance of the Cash Portion after payment of the Deposit as provided for in subparagraph 1.6 of this Agreement, which balance is to be divided equally and paid by wire transfer or bank cashier's cheque separately paid and addressed to each of the three Vendors;

         (c) share certificates representing the Merger Parent's Shares registered in the individual names of the Vendors as provided for in subparagraph 1.3 of this Agreement;

         (d) the solicitor's opinion referred to in subparagraph 2.2(a) of this Agreement; and

         (e) a certificate of confirmation signed by an officer or director of the Merger Parent in the form attached as Schedule "J" to this Agreement.

7.   GENERAL

7.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph
7.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

7.2 The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

7.3 This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

7.4 The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

7.5 The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

7.6 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

7.7 Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

7.8 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

7.9 Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand or by telecopier to the parties at their following respective addresses:

         to Targetco:               Pickem Sports, Inc.
                                    Attention:  Mr. Torsten Heycke
                                    3260 Hillview Avenue, First Floor
                                    Palo Alto, California, 94304
                                    Telephone: (800) 809-1148
                                    Telecopier:  (650) 858-2711

         to Mr. Heycke:             TORSTEN HEYCKE
                                    323 High Street
                                    Ashland, Oregon, 97520
                                    Telephone: (541) 482-7038
                                    Telecopier:  (541) 482-6340

         to Mr. Furst:              RAFAEL FURST
                                    480 Matadero Ave.
                                    Palo Alto, California 94306
                                    Telephone: (650) 858-2711
                                    Telecopier:  (650) 850-3660

         to Mr. Friedman:           PERRY FRIEDMAN
                                    1604 Chelsea Way
                                    Redwood City, California, 94062
                                    Telephone: (650) 858-2711
                                    Telecopier:  (650) 850-3660

         and in the case of Targetco and each of the Vendors, with a copy to:

                                    Bonneau & Geismar, LLC
                                    Attention: Mr. John W. Geismar
                                    P.O. Box 7230, 100 Lisbon Street
                                    Lewiston, Maine, 04243-7230
                                    Telephone: (207) 777-5200
                                    Telecopier:  (207) 777-0037

         To the Merger Parent or the Subsidiary:

                                    Internet Sports Network, Inc.
                                    #700 - 509 Richards Street
                                    Vancouver, B.C., V6B 2Z6
                                    Attention:  Mr. Roger Earle

                                    Telephone: (604) 684-1880
                                    Telecopier:  (604) 684-1870

                  with a copy to:   Campney & Murphy, Barristers & Solicitors
                                    Attention: Mr. Andrew G. Kadler
                                    2100 - 1111 West Georgia Street
                                    Vancouver, B.C., V7X 1K9
                                    Telephone: (604) 661-7522
                                    Telecopier:  (604) 688-0829

or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been received, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the date that it is sent.

7.10 This Agreement or any rights hereunder may be assigned by the Merger Parent, but any such assignment shall not release the Merger Parent from its obligations hereunder.

7.11 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the State of California, and all disputes arising under this Agreement shall be resolved in, and the parties hereto submit to the jurisdiction of, the State or Federal Courts of California.

7.12 This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date first above written.


SIGNED, SEALED & DELIVERED                                 )
by TORSTEN HEYCKE                                          )
in the presence of:                                        )
                                                           )
 /S/ NANCY A. BESTOR                                       )  /S/ TORSTEN HEYCKE
Signature of Witness                                       )  TORSTEN HEYCKE
                                                           )
Name:       NANCY A. BESTOR                                )
Address:    334 HIGH STREET                                )
            ASHLAND, OR 97520                              )
Occupation:     SELF EMPLOYED                              )
                                                           )
                                                           )
                                                           )

SIGNED, SEALED & DELIVERED                                 )
by RAFAEL FURST                                            )
in the presence of:                                        )
                                                           )
 /S/ PERRY FRIEDMAN                                        )    /S/ RAFAEL FURST
Signature of Witness                                       )   RAFAEL FURST
                                                           )
Name:       PERRY FRIEDMAN                                 )
Address:    1604 CHELSEA WAY                               )
            REDWOOD CITY, CA 94061                         )
Occupation:    VP OF TECHNOLOGY                            )
                                                           )
                                                           )
                                                           )

SIGNED, SEALED & DELIVERED                                 )
by PERRY FRIEDMAN                                          )
in the presence of:                                        )
                                                           )
 /s/ RAFAEL FURST                                          )  /S/ PERRY FRIEDMAN
--------------------------------
Signature of Witness                                       )  PERRY FRIEDMAN
                                                           )
Name:       RAFAEL FURST                                   )
Address:    480 MATADERO AVE                               )
            PALO ALTO, CA 94306                            )
Occupation:      VP BUSINESS DEVELOPMENT                   )
                                                           )
                                                           )
                                                           )



THE CORPORATE SEAL of PICKEM SPORTS, INC.                  )
was hereunto affixed in the presence of:                   )
                                                           )
                                                           )   c/s
                                                           )
 /s/ TORSTEN HEYCKE                                        )
--------------------------------
Name: Torsten Heycke
Title:   President


 /s/ RAPHAEL FURST
--------------------------------
Name:    Raphael Furst
Title:   Treasurer

THE CORPORATE SEAL of INTERNET SPORTS                      )
NETWORK, INC. was hereunto affixed in the presence         )
of:                                                        )
                                                           )   c/s
                                                           )
                                                           )
 /s/ PATRICK S. EARLE
--------------------------------
Name: Patrick S. Earle
Title:   President


 /s/ D. ROGER EARLE
--------------------------------
Name: D. R. Earle
Title:   Secretary

                                   SCHEDULE "A"
                               EMPLOYMENT AGREEMENT

                                PICKEM SPORTS INC.
                        3260 Hillview Avenue, First Floor
                           Palo Alto, California, 94304

To:                                                              March 1, 1999

Re:      EMPLOYMENT AGREEMENT

This Agreement contains the terms and conditions of your employment with Pickem Sports Inc. (the "Company").

You will be employed for a term (the "Term") of two (2) years commencing effective upon closing of the Merger Agreement between you, the Company and others dated March 1, 1999 unless your employment is terminated or the Term is extended in accordance with the provisions of this Agreement.

1.  DEFINITIONS

In this Agreement:

         (a) "AFFILIATE" has the same meaning as in the corporate statute applicable to the Company or any successor legislation, as amended from time to time.

         (b) "AGREEMENT" means this letter agreement and schedules attached to this letter agreement, as amended or supplemented from time to time.

         (c)      "BOARD" means the board of directors of the Company.

         (d) "BUSINESS OF THE COMPANY" means the business carried on by the Company from time to time, and includes without limitation the provision of entertainment services including the distribution of sports related information and the operation of contests involving the predicted outcome of sporting events.

         (e)      "CAUSE" includes:

                  (i) any willful failure by you in the performance of any of your material duties under this Agreement;

                  (ii) your conviction of a crime (indictable level or penalized by incarceration or a lesser crime involving moral turpitude), or any act involving money or other property involving the Company or any other member of the Group that would constitute a crime in the jurisdiction involved;

                  (iii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate or customer of the Company;

                  (iv) the use of illegal drugs or the habitual and disabling use of alcohol or drugs;

                  (v) any material breach of any of the terms of this Agreement which remains uncured after the expiration of ten days following the delivery of written notice of such breach to you by the Company or if cure cannot be completed within ten days after such notice, you fail to diligently commence and pursue such cure;

                  (vi) any threatened or actual attempt by you to secure any personal profit in connection with the Business of the Company or the corporate opportunities of any member of the Group other than pursuant to this Agreement or your investment in the Group;

                  (vii) any act which is materially injurious to the Business of the Company; and

                  (viii) after notice from the Company and opportunity to cure your failure to devote adequate time to the Business of the Company, or conduct by you amounting to insubordination or inattention to, or substandard performance of, your duties and responsibilities under this Agreement.

         (f) "COMPANY" means Pickem Sports, Inc., a company incorporated under the laws of California.

         (g) "COMPETITIVE BUSINESS" means any business or enterprise that competes with the Business of the Company.

         (h) "CONFIDENTIAL INFORMATION" means all confidential or proprietary facts, data, techniques and other information relating to the Business of the Company which may before or after the date of this Agreement be disclosed to you by the Company or by any other member of the Group or which may otherwise come within your knowledge or which may be developed by you in the course of your employment under this Agreement or from any other Confidential Information.

         (i)      "GROUP" means the Company and its Affiliates.

         (j) "INTELLECTUAL PROPERTY RIGHTS" means all rights in respect of intellectual property including, without limitation, all patent, industrial design, integrated circuit topography, know-how, trade secret, privacy and trade-mark rights and copyright, to the extent those rights may subsist anywhere in the universe.

         (k) "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency or entity however designated or constituted.

2.  EMPLOYMENT

The terms of your employment will be as follows:

         (a) POSITION AND RESPONSIBILITIES: You will be employed by the Company in the position set out on Schedule "A" to this Agreement, and you will fulfil the duties and responsibilities set out on Schedule "A" to this Agreement, subject to changes consistent with the usual duties and responsibilities of that position as may be reasonably prescribed by the Board from time to time.

         (b) SCOPE OF DUTIES: During your employment, you will devote the whole of your time, attention and abilities during normal business hours to the duties hereby granted and accepted and you will give the Company the full benefit of your knowledge, expertise, technical skill and ingenuity.

         (c) SALARY: You will receive an annual salary (the "Salary") in the amount set out on Schedule "A" to this Agreement, subject to changes by mutual agreement, payable in accordance with the Company's standard salary payment schedule. Payment of your Salary will be subject to income tax source deductions and other deductions required by applicable law.

         (d) STOCK OPTIONS: You will be entitled to participate in any stock option plans as are now or may hereafter be established and offered by the Company for the benefit of its employees generally.

         (e) MEDICAL, INSURANCE AND OTHER BENEFITS: You will be entitled to participate in any medical, dental, health, life and accident insurance programs as are now or may hereafter be established and offered by the Company for the benefit of its employees generally.

         (f) REIMBURSEMENT OF EXPENSES: You will be entitled to reimbursement of reasonable expenses incurred in the course of fulfilling your employment duties and responsibilities to the Company, as may be specifically approved by the Board in advance or expressly permitted in accordance with the Company's expense policies in effect from time to time.

         (g) VACATION ENTITLEMENT: You will receive the period of paid vacation set out on Schedule "A" to this Agreement. Your vacation must be taken in accordance with the Company's vacation policies in effect from time to time.

         (h) EXTENSION OF TERM: If the Company does not prior to expiry of the Term or any extension of the Term provide you with written notice that the Company does not wish to extend the Term, and if you do not prior to expiry of the Term or any extension of the Term provide the Company with written notice that you do not wish to extend the Term, then upon expiry of the Term and every extension of the Term, the Term of this Agreement will be deemed to be extended for an additional one year period on the same terms and conditions as provided for under this Agreement, unless otherwise agreed in writing.

3.  ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

As consideration for your employment with the Company, you covenant and agree as follows:

         (a) DISCLOSURE: You will make prompt and full disclosure to the Company of any discovery, invention, development, production, process, improvement or other work product conceived, made, improved upon or participated in by you, solely or jointly, in the course of, arising from or relating to any Intellectual Property Rights of or your employment with the Company or any other member of the Group (the "Work Products").

         (b) ASSIGNMENT: The Company will hold all Intellectual Property Rights in respect of the Work Products for the exclusive benefit of the Company and you agree not to claim or apply for registration or challenge the Company's registration of, any such Intellectual Property Rights. Your acceptance of the terms of this Agreement constitutes your absolute, unconditional and irrevocable assignment, transfer and conveyance of all past, present and future right, title, benefit and interest in and to all Intellectual Property Rights in respect of the Work Products. You hereby waive in favour of the Company all claims of any nature whatsoever that you now or hereafter may have for infringement of any Intellectual Property Rights for the Work Products so assigned to the Company.
                  To the extent that copyright may subsist in the Work Products, you hereby waive all past, present and future moral rights you may have.

         (c) INTELLECTUAL PROPERTY PROTECTION: The Work Products and all related Intellectual Property Rights will be the absolute and exclusive property of the Company. The Company may apply for patent, copyright or other intellectual property protection in the Company's name or, where such procedure is proper, in your name, anywhere in the world. You will, at the Company's request, execute all documents and do all such acts and things considered necessary by the Company to obtain, confirm or enforce any Intellectual Property Rights in respect of the Inventions. In case the Company requires but is unable to secure your signature for any such purpose in a timely manner, you hereby irrevocably designate and appoint the Company and any duly authorized officer or agent of the

                  Company as your agent and attorney, to act for you and in your behalf and stead to execute any such documents and to do all other lawfully permitted acts to carry out the intent of this provision, with the same legal force and effect as if executed or done by you.

4.  OBLIGATIONS OF EMPLOYMENT

You further covenant and agree as follows:

         (a) PERFORMANCE AND DUTY TO THE COMPANY: Throughout your employment you will well and faithfully serve the Company and use all reasonable endeavours to promote the interests of the Company. You will act honestly, in good faith and in the best interests of the Company. You will adhere to all applicable policies of the Company.

         (b) BUSINESS OF THE COMPANY: You will not, during your employment with the Company, engage in any business, enterprise or activity that is contrary to or detracts from the Business of the Company or the proper fulfilment of your duties and responsibilities to the Company.

         (c) CONFIDENTIALITY: You will retain all Confidential Information developed, utilised or received by the Company and each other member of the Group in the strictest confidence and will not disclose or permit the disclosure of Confidential Information in any manner other than in the course of your employment with and for the benefit of the Company or as required by law or a regulatory authority having jurisdiction. You will not use Confidential Information for your own personal benefit or permit it to be used for the benefit of any Person other than the Company, either during your employment with the Company or thereafter. You will take all reasonable precautions to prevent any Person from having unauthorized access to Confidential Information or use of it. In particular, you will not record, copy, modify or part with any Confidential Information, in whole or in part, except solely in accordance with the written approval of the Company or only as may be required to carry out your duties under this Agreement. All copies of Confidential Information, and all documents and electronic or other records which now or hereafter may contain Confidential Information, are and will remain the exclusive and absolute property of the Company.

         (d) EXCEPTIONS: Any obligations specified in subsection 4(c) will not apply to the following:

                  (i) any information which is presently in the public domain; or

                  (ii) any information that subsequently becomes part of the public domain through no fault of your own.

         (e) RESTRICTIONS: You will comply with all of the restrictions set forth below at all times during your employment and for a period of eighteen months after the termination of your employment:

                  (i) you will not, either individually or in conjunction with any Person, as principal, agent, director, officer, employee, investor or in any other manner whatsoever, directly or indirectly, engage in or become financially interested in any Competitive Business within North America, except as a passive investor holding not more than one percent of the publicly traded stock of a corporation in which you are not involved in management;

                  (ii) you will not, either directly or indirectly, on your own behalf or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate to any Competitive Business, any Business or actively sought prospective Business of the Company or any customers with whom the Company or any other member of the Group has current agreements relating to the Business of the Company, or with whom you have dealt, or with whom you have supervised negotiations or business relations, or about whom you have acquired Confidential Information in the course of your employment;

                  (iii) you will not, either directly or indirectly, on your own behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, any independent contractor or any person employed by the Company or any other member of the Group or persuade or attempt to persuade any such individual to terminate his or her employment with the Company; and

                  (iv) you will not directly or indirectly impair or seek to impair the reputation of the Company or any other member of the Group, nor any relationships that the Company or any other member of the Group has with its employees, customers, suppliers, agents or other parties with which the Company or any other member of the Group does business or has contractual relations.

         (f) NO PERSONAL BENEFIT: You will not receive or accept for your own benefit, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any Person having or proposing to have one or more business transactions with the Company or any other member of the Group, without the prior approval of the Board, which may be withheld.

         (g) CUSTOMER CONTACTS: During your employment you will communicate and channel to the Company all knowledge, business and customer contacts and any other information that could concern or be in any way beneficial to the Business of the Company. Any such information communicated to the Company as aforesaid will be and remain the property of the Company notwithstanding any subsequent termination of your employment.

         (h) RETURN OF COMPANY PROPERTY: Upon termination of your employment, you will promptly return to the Company all Company property including all written or other fixed information including, without limitation, documents, tapes, discs, memory devices and copies thereof, and any other material on any medium in your possession or control pertaining to the Business of the Company, without retaining any copies or records of any Confidential Information whatsoever. You will also return any keys, pass cards, identification cards or other property belonging to the Company.

5.       TERMINATION

         (a) MUTUAL AGREEMENT: Your employment may be terminated at any time upon the mutual written agreement by the parties.

         (b) RESIGNATION: If for any reason you should wish to leave the Company you will provide the Company one month prior written notice of your intention.

         (c) WITH CAUSE: The Company may terminate your employment at any time for Cause, immediately upon delivery by the Company to you of a notice of termination of your employment for Cause, in which case you will not be entitled to receive any further compensation, severance pay, notice, payment in lieu of notice or damages of any kind, except only any compensation accrued and owing under this Agreement but unpaid at the date of termination of your employment.

         (d) WITHOUT CAUSE: The Company may terminate your employment at any time without Cause by providing you with the greater of the following:

                  (i) three months written notice or payment in lieu of notice; or

                  (ii) the minimum notice or payment in lieu of notice prescribed by the employment standards legislation applicable to the Company or any successor legislation, as amended from time to time.

         You will not be entitled to receive any further severance pay, notice, payment in lieu of notice or damages of any kind and you will not be entitled to receive any further compensation, except only any compensation accrued and owing under this Agreement but unpaid at the date of termination of your employment. Payments in lieu of notice will be subject to all income tax source deductions and other deductions required by law. In the event of your termination without cause by the Company, the 18 month restriction provided for in section 4(e) shall, with respect to subsection 4(e)(I) only, be reduced to 12 months.

6.  AGREEMENT VOLUNTARY AND EQUITABLE

You acknowledge that you have carefully considered and understand the terms of employment contained in this Agreement, that you have had the opportunity to obtain independent legal advice regarding this Agreement, that you consider the terms of this Agreement to be mutually fair and equitable, and that you have executed this Agreement voluntarily and of your own free will.

7.  IRREPARABLE HARM

You acknowledge and agree that any breach of section 3, subsection 4(c) or subsection 4(e) of this Agreement by you will cause irreparable harm to the Company and in addition to all of the remedies available to the Company by law, the Company will be entitled to equitable relief including without limitation, injunctive relief to ensure your compliance with section 3 and subsections 4(c) and 4(e) of this Agreement.

8.  ASSIGNMENT AND ENUREMENT

You may not assign this Agreement, any part of this Agreement or any of your rights under this Agreement without the prior written consent of the Company. This Agreement enures to the benefit of and is binding upon you and the Company and your respective heirs, executors, administrators, successors and permitted assigns.

9.  SEVERABILITY

If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, then that provision or portion will be severed from this Agreement, and the rest of this Agreement will remain in full force and effect.

10.  ENTIRE AGREEMENT

This Agreement contains the whole agreement between you and the Company with respect to your employment by the Company, and there are no representations, warranties, collateral terms or conditions, express or implied, other than as set forth in this Agreement. This Agreement supersedes any written or oral agreement or understanding between you and the Company. No change or modification of this Agreement will be valid unless it is in writing and initialled by both parties.

11.  NOTICE

Any notice required or permitted to be given hereunder must be in writing and will be sufficiently given or made if delivered or sent by registered mail to the address of the parties set out on page 1 hereof. Any notice so given will be deemed to have been given and to have been received on the day of delivery if it is a business day and otherwise on the next succeeding business day or, if mailed, on the third business day following the mailing thereof (excluding each day during which there exists any interruption of postal services due to strike, lockout or other cause). Addresses for notice may be changed by giving notice in accordance with this section.

12.  NON-WAIVER

No failure or delay by you or the Company in exercising any power or right under this Agreement will operate as a waiver of such power or right. Any consent or waiver by you or by the Company to any breach or default under this Agreement will be effective only in the specific instance and for the specific purpose for which it was given.

13.  SURVIVAL OF TERMS

The provisions of sections 1, 3, 5 and 7 and of subsections 4(c), 4(e), 4(g) and 4(h) of this Agreement will survive the termination of your employment.

14.  FURTHER ASSISTANCE

The parties will execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

15.  TIME

Time is of the essence of this Agreement.

16.  GOVERNING LAWS

This Agreement will be construed in accordance with and governed by the laws of the state in which you reside and carry out your duties and obligations under this Agreement.

17.  COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one Agreement.

PICKEM SPORTS, INC.

By:
    --------------------
Name:
      ------------------
Title:
       -----------------

I acknowledge and accept the terms and conditions of my employment with the Company as set out above.

DATED this 1st day of March, 1999.       ___________________________________

                                   SCHEDULE "A"

Employee's Name                           ______________
Commencement Date and Term:               Commencing _______, for Two (2) Years
Position:                                 ______________
Duties & Responsibilities                 ______________
Salary:                                   $100,000 per annum
Paid Vacation:                            Four Weeks per annum


                                          PICKEM SPORTS, INC.

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

I acknowledge and accept the terms and conditions of my employment with the Company as set out above.

DATED this 1st day of March, 1999.


------------------------------------